Exhibit 32.1

Certification Pursuant to 18 U.S.C. 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the Quarterly Report on Form 10-Q for the period ended September 30, 2003 (the “Report”) of Kiewit Royalty Trust (the “Trust”), as filed with the Securities and Exchange Commission on the date hereof, I, Ted L. Hall, the trust officer of U.S. Bank National Association, the trustee of the Trust, certify, to the best of my knowledge, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition, distributable income and changes in trust corpus of the Trust.

/s/ Ted L. Hall Ted L. Hall Vice President and Trust Officer U.S. Bank National Association Trustee

Date: November 14, 2003